Exhibit 99.B(o)(2)

SCHEDULE A

TO THE

18F-3

MULTIPLE CLASS PLAN

AMENDED SEPTEMBER 17, 2003,

APRIL 24, 2006 AND MAY 24, 2006

SEI ASSET ALLOCATION TRUST

Fund

Diversified Conservative Fund

Diversified Conservative Income Fund

Diversified Moderate Growth Fund

Diversified Global Moderate Growth Fund

Diversified Global Growth Fund

Diversified Global Stock Fund

Diversified U.S. Stock Fund

Defensive Strategy Fund

Defensive Strategy Allocation Fund

Conservative Strategy Fund

Conservative Strategy Allocation Fund

Moderate Strategy Fund

Moderate Strategy Allocation Fund

Aggressive Strategy Fund

Tax-Managed Aggressive Strategy Fund

Core Market Strategy Fund

Core Market Strategy Allocation Fund

Market Growth Strategy Fund

Market Growth Strategy Allocation Fund